Exhibit 3.1

SECOND AMENDMENT TO THE
AMENDED AND RESTATED BY-LAWS
OF
LEXINGTON REALTY TRUST
Pursuant to SECTION 9.07 of ARTICLE IX of the Amended and Restated By-Laws (the “By-Laws”) of Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), the By-Laws of the Company are amended, effective as of March 28, 2017, as follows:
SECTION 1.02 of ARTICLE I is deleted in its entirety and replaced with the following:

SECTION 1.02. Special Meeting.
(a) General. A special meeting of the shareholders may be called by the Chairman of the Board of Trustees or the President or by a majority of the Board of Trustees by vote at a meeting or in writing (addressed to the Secretary of the Company) with or without a meeting. Subject to subsection (b) of this Section 1.02, a special meeting of shareholders shall also be called by the Secretary of the Company to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than 25% of all the votes entitled to be cast on such matter at such meeting. Unless requested by the shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of shareholders held during the preceding twelve months.

(b) Shareholder-Requested Special Meetings.

(i) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder, each individual whom the shareholder proposes to nominate for election or reelection as a trustee and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees, or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted

Exhibit 3.1

by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(ii)    In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 25% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such shareholder and (iii) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(iii)    The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(iv)    In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems

Exhibit 3.1

relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 1.02(b).

(v)    If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(vi)    The Chairman of the Board, Chief Executive Officer, President or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(vii)    For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Exhibit 3.1

SECTION 1.10 of ARTICLE I is deleted in its entirety and replaced with the following:

SECTION 1.10. Informal Action by Shareholders.
(a) Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing or by electronic transmission of shareholders of record entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shares entitled to be voted were present and voted is delivered to the Company in accordance with the Maryland REIT Law and this Section 1.10.  The Company shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.
(b) Any shareholder seeking to have shareholders act by written or electronic consent shall, by sending written notice to the Secretary of the Company (the “Consent Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to set a record date to determine the shareholders entitled to act by written or electronic consent (the “Consent Request Record Date”).  The Consent Record Date Request Notice shall (i) set forth the matters proposed to be acted on by written or electronic consent (including the text of any resolutions to be adopted by written or electronic consent), (ii) be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Consent Record Date Request Notice), (iii) bear the date of signature of each such shareholder (or such agent) and (iv) set forth, with regard to each shareholder signing the Consent Record Date Request Notice, such shareholder’s name, address, the number of shares of beneficial interest of each class and series of the Company held beneficially and of record by such shareholders and such shareholder’s reason or reasons for requesting that such action be taken by written or electronic consent.  In connection with an action proposed to be taken by written or electronic consent in accordance with this Section 1.10, shareholders seeking such action shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, to ensure that such information remains accurate and current.  Upon receiving the Consent Record Date Request Notice, the Board of Trustees may set a Consent Request Record Date.  The Consent Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Consent Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within 10 days after the date on which a valid Consent Record Date Request Notice is received, fails to adopt a resolution fixing the Consent Request Record Date, the Consent Request Record Date shall be the close of business on the 10th day after the first date on which a Consent Record Date Request Notice is received by the Secretary of the Company.
(c) No written or electronic consent shall be effective unless a Consent Request Record Date is set in accordance with this Section 1.10 and reasonable best efforts are undertaken to solicit all shareholders as of such Consent Request Record Date by the shareholder or shareholders who sent the Consent Record Date Request Notice to the Secretary of the Company.  Unless a shorter period is set by the Board of Trustees, no written or electronic consent shall be effective until the later of (i) the close of business on the 30th day after such consent is delivered

Exhibit 3.1

to the Company, which delivery may not be prior to the 30th day after the Consent Request Record Date, or (ii) the effective time of such written or electronic consent as set forth therein.
The following is inserted after SECTION 1.12 of ARTICLE I, as SECTION 1.13:
SECTION 1.13 Proxy Access.
(a) General. Notwithstanding anything to the contrary in these By-Laws, whenever the Board of Trustees solicits proxies with respect to the election of trustees at an annual meeting of shareholders, subject to the provisions of this Section 1.13, the Company shall include in its proxy statement and other applicable filings (the “Company Proxy Materials”) pursuant to Section 1.14(a) of the Exchange Act, in addition to any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or a group of no more than 20 shareholders that satisfies the requirements of this Section 1.13 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 1.13, the “Required Information” that the Company shall include in the Company Proxy Materials is (i) the information provided to the Secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (ii) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Company at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 1.13 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.13, the Company may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Trustees determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)    Eligibility. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must have Owned (as defined below) at least 3% or more of the shares of beneficial interest, par value $.0001 per share, designated as Common Stock (the “Common Stock”) of the Company outstanding from time to time (the “Required Shares”) continuously for at least 3 years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is received by the Secretary of the Company in accordance with this Section 1.13 and the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 1.13, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall

Exhibit 3.1

not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares of Common Stock. An Eligible Shareholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the shareholder has loaned such shares provided that the Eligible Shareholder has the power to recall such loaned shares on not more than three (3) Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 1.13, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Trustees. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)    Submission of Notice. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must provide to the Secretary of the Company, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Company Proxy Materials pursuant to this Section 1.13 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as below) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting

Exhibit 3.1

is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above. As used herein, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.
(d)    Content of Notice. To be in proper form for purposes of this Section 1.13, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(i)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Company, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjustment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 1.13;
(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)    information that is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 1.11 of Article I of these By-Laws, including the written consent of the Shareholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a trustee if elected;
(iv)    a written undertaking executed by the Shareholder Nominee (A) that such Shareholder Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a trustee that has not been disclosed to the Company and (2) will serve as a trustee of the Company if elected and (B) attaching a completed Shareholder Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the Eligible Shareholder, and shall include all information relating to the Shareholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Shareholder Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise

Exhibit 3.1

be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded);
(v)    the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Trustees requires of all trustees at such time, including, without limitation, agreeing to be bound by the Company’s code of conduct, insider trading policy and other similar policies and procedures;
(vi) an irrevocable resignation of the Shareholder Nominee, which shall become effective upon a determination by the Board of Trustees that the information provided to the Company by such individual pursuant to this Section 1.13 or pursuant to Section 1.11 of these By-Laws was untrue in any material respect or omitted to state a material fact necessary in order to make the information, in light of the circumstances under which it was provided, not misleading;
(vii)    a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.13, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company and (F) has not provided and will not provide facts, statements or information in its communications with the Company and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(viii)    a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.13, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Company pursuant to this Section 1.13 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Company Proxy Materials pursuant to this Section 1.13, and (B) indemnifies and holds harmless the Company and each of its

Exhibit 3.1

trustees, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its trustees, officers or employees arising out of any nomination of a Shareholder Nominee or inclusion of such Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13; and
(ix)    a written description of any agreement, arrangement or understanding with, or commitment or assurance to, any person or entity as to how the Shareholder Nominee, if elected as a trustee, will act or vote on any issue or question or issues or questions generally in his or her capacity as a trustee, together with a copy of any such agreement, arrangement or understanding, if written;
(x)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Company under which the Shareholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Trustees, together with a copy of any such agreement, arrangement or understanding if written; and
(xi)    in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The Company may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such Shareholder Nominee to serve as an independent trustee, (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may be reasonably be required by the Company to determine that the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.
(e)    Updates to Notice. To be eligible to require the Company to include a Shareholder Nominee in the Company Proxy Materials pursuant to this Section 1.13, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 1.13 shall be true and correct as of the record date for the annual meeting of shareholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).

Exhibit 3.1

(f)    Notification of Changes. In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Company or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(g)    Eligible Shareholder Groups. Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 1.13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these By-Laws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.13, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h)    Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of shareholders shall be the greater of (i) 20% of the number of Trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.13 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Shareholder Nominees entitled to be included in the Company Proxy Materials with respect to the forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as trustees at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the Company Proxy Materials pursuant to this Section 1.13 and whom the Board of Trustees nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the annual meeting of shareholders and the Board

Exhibit 3.1

of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13 shall be calculated based on the number of trustees serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Company Proxy Materials pursuant to this Section 1.13 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 1.13 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.13 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 1.13(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Company. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected by each Eligible Shareholder in accordance with this Section 1.15(h) shall be the only Shareholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Company to comply with this Section 1.13), no other Shareholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 1.13.
(i)    Exclusions. The Company shall not be required to include, pursuant to this Section 1.13, a Shareholder Nominee in the Company Proxy Materials for any annual meeting of shareholders (i) for which meeting the Secretary of the Company receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for shareholder nominees for trustee set forth in Section 1.11 of Article I of these By-Laws, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee would not qualify as an independent trustee, (iv) if the election of such Shareholder Nominee as a trustee would cause the Company to fail to comply with these By-Laws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities

Exhibit 3.1

of the Company are listed or over-the-counter market on which any securities of the Company are traded, or any applicable state or federal law, rule or regulation, (v) if such Shareholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (vii) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Company or the shareholders required or requested pursuant to this Section 1.13 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 1.13 or (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 1.13, in each instance as determined by the Board of Trustees, in its sole discretion.
(j)    Invalid Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the officer of the Company presiding at an annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 1.13, as determined by the Board of Trustees or the officer presiding at the annual meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 1.13. For purposes of this Section 1.13(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)    Future Shareholder Nominee Eligibility. Any Shareholder Nominee who is included in the Company Proxy Materials for an annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting or (ii) does not receive a number of “for” votes equal to at least 25% of the number of votes cast by shareholders in the election of such Shareholder Nominee at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Shareholder Nominee pursuant to this Section 1.13 for the next three annual meetings of shareholders. For the avoidance of doubt, this Section 1.13(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 1.11 of Article I of these By-Laws.

Exhibit 3.1

(l)    Exclusivity. This Section 1.13 provides the exclusive method for a shareholder to require the Company to include nominee(s) for election to the Board of Trustees in the Company Proxy Materials.